UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 2, 2009

APPLIED SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Dunhill Street
San Diego, California  92101

(Address of principal executive offices, including zip code)

(858) 909-4080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Additional Amendment of Secured Loan Financing

Applied Solar, Inc. (the “Company” or “we”) previously disclosed in our current report on form 8-K filed on May 22, 2009 that we entered into a certain definitive loan and security agreement (the “Loan Agreement”) with The Quercus Trust dated May 18, 2009, pursuant to which we borrowed an additional $698,000 from The Quercus Trust.  We also reported that as a condition of the financing, the Loan Agreement required that the Company file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code within thirty (30) days following May 18, 2009.

We also disclosed in a current report on Form 8-K filed June 18, 2009 that we entered into an amendment to the Loan Agreement on June 11, 2009 (the “Amendment”), pursuant to which we increased the $698,000 principal amount of the loan provided by the Loan Agreement by an additional $85,000, and delivered an additional secured promissory note in the principal amount of $85,000 (the “June 11 Note”).  The Amendment also extended the maturity date on the notes issued pursuant to the Loan Agreement to June 30, 2009.  In connection with the Amendment, the Company entered into a Forbearance Agreement with The Quercus Trust (the “Forbearance Agreement”) pursuant to which Quercus agreed to forbear from exercising its rights and remedies against the Company in respect of specified defaults identified in the following agreements with the Company: Loan and Security Agreement dated May 18, 2009, the Loan and Security Agreement dated April 29, 2008 and the Series B Convertible Note dated September 19, 2007 (collectively, the “Specified Loan Agreements”).  The forbearance period extended through July 1, 2009.

On July 2, 2009, the Company executed an additional amendment to the Loan Agreement and the June 11 Note which extended the maturity date of the June 11 Note to July 15, 2009 and extended the date by which the Company must file for bankruptcy to July 15, 2009.  In addition, the Company executed an amendment to the Forbearance Agreement to extend the forbearance period applicable to the Specified Loan Agreements to July 15, 2009.  Also on July 2, 2009, pursuant to the amended Loan Agreement, the Company executed an additional promissory note in favor of The Quercus Trust in the amount of $468,000 (the “Promissory Note”) in respect of an additional $468,000 funded by The Quercus Trust to the Company (the “Financing”).  The terms of the Promissory Note are substantially similar to the June 11 Note and matures and is due and payable in full on July 15, 2009.  In connection with the Financing, the Company’s subsidiaries executed an unconditional and irrevocable guaranty of the Company’s obligations under the Promissory Note in favor of The Quercus Trust.

The proceeds received from the Financing were substantially allocated to certain critical payments.  The Company expects that it will need additional funds during the week of July 6, 2009 in order to continue operations.  The Company anticipates that it will file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code within the coming weeks.

Investors are cautioned that they are likely to lose all of their investment in the Company’s common stock in the bankruptcy process.  Stockholders of a company in chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied.  Based on current information, our management does not believe that our secured and unsecured creditors claims will be satisfied in full in any chapter 11 proceeding.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 under the heading “Additional Amendment of Secured Loan Financing” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SOLAR, INC.

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle
General Counsel

Date:  July 6, 2009